Exhibit 99.1

Helmerich & Payne, Inc. Barclays 2017 CEO Energy-Power Conference September 7, 2017

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this presentation, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

Very strong balance sheet Most capable land drilling fleet Market share leader in the U.S. Robust term contract backlog Operational strategy focused on continued innovation, safety, performance excellence, reliability and customer satisfaction About Helmerich & Payne (H&P)

H&P’s Strong Balance Sheet (As of June 30, 2017) 1. Total Capitalization is defined as Total Debt plus Shareholders' Equity. Total-Debt-to-Total-Capitalization Ratio1 Source: Company Filings.

Current Dividend Yields Source: Nasdaq IR Insight (FactSet). Yields calculated as of market close on August 30, 2017.

H&P’s Global Rig Fleet

U.S. Land Market Share Leader As of August 2017 (~975 Active Rigs in U.S. Land) Note: The above estimates corresponding to market share are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. Values for PTEN include active rigs recently acquired from Seventy Seven Energy (SVNT).

H&P Global Fleet Under Term Contract The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 9/7/17. Given notifications as of 9/7/17, the Company expects to generate approximately $5 million in the fourth fiscal quarter of 2017 and approximately $15 million thereafter from early terminations corresponding to long-term contracts. All of the above rig contracts include provisions for early termination fees. *

U.S. Land Drilling Market Conditions Perennial uncertainty surrounding oil prices remains a threat to growth and drilling demand. For now we anticipate that oil prices will remain range bound in the mid to high $40s through calendar year 2017. Additional demand for super-spec rigs remains in spite of lower oil prices. In the current environment there is still the potential to improve dayrates and capture share due to efficiencies, high-grade opportunities and significant value-add to customers. Average spot pricing is generally in the high-teens for high quality, high performing AC drive rigs, and we still expect further spot pricing improvement.

Source: The above estimates corresponding to AC Drive market share are derived from Rig Data. AC Drive Gains Share with Relatively Flat Rig Count (Historical Example: January 2013 – January 2014)

Fourth Fiscal Quarter H&P Outlook (As of September 7, 2017) Drilling Operations Outlook for 4Q of Fiscal 2017 Compared to 3Q of Fiscal 2017 U.S. Land Segment Revenue days now expected to increase by approximately 5% to 6% Average rig revenue per day still expected to be slightly over $21,000 (excluding the impact from early termination revenue) Average rig expense per day still expected to be roughly $13,700 Offshore Segment Revenue days still expected to decrease by approximately 10% Average rig margin per day still expected to be approximately $12,500 International Land Segment Revenue days now expected to increase from the third quarter’s adjusted levels by approximately 9%, resulting in approximately 14 average rigs generating revenue days during the quarter Average rig margin per day now expected to be roughly $8,500

Early Hurricane Impact Assessment Finds No Major Damage to the Company Company field personnel were evacuated from onshore areas in the projected impact zones, and no personal injuries were sustained. Early field reports indicate that Hurricane Harvey has apparently not resulted in material damage to any H&P rigs or facilities. At this point, the Company does not expect operating disruptions1 attributable to Hurricane Harvey to have a material impact on its earnings. Although not expected to be significant, it is uncertain at this time to what extent the impairment of transportation routes, loss of power and the impact on the labor force in the Houston and southeast Texas area will affect the Company's rig operations and rig construction/upgrade facilities and efforts, as well as those of its vendors. 1Almost all of our contracts contain Force Majeure provisions resulting in an Operator paying a rate roughly equivalent to the operating dayrate during the Force Majeure period.

U.S. Activity by Well and Rig Type Note: The above estimates corresponding to rig activity and rig type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. ~975 Active U.S. Land Rigs (August 2017) Horiz & Dir AC Drive Rigs Horiz & Dir SCR & Mech Rigs Vertical All Rigs

(~650 Rigs as of August 2017) Active AC Drive U.S. Rig Market Share Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT).

H&P Uniquely Positioned – Family of SolutionsTM Positioned to take market share in a strong or moderate market recovery Uniquely leveraged to provide E&P companies the rig of choice Design of the FlexRig fleet allows for a broad range of rig upgrades

Incremental CapEx Upgrade Opportunities 7,500 psi mud circulating systems Investing in multi-well pad drilling capability Full utilization of FlexRig3 skid systems led to building additional systems to meet demand FlexRig3 walking systems Third mud pump 25,000+ ft setback capability Increased mud volume capability Other customer specific upgrades

* Roughly 65% are optimal for multiple-well pad drilling applications. H&P U.S. Land Fleet – Family of SolutionsTM 1,500 hp AC Drive FlexRigs*, including 270 Upgraded or Upgradeable to Rig Specifications in High Demand** 350 Available H&P U.S. Land Rigs ** AC drive FlexRigs with 1,500 hp drawworks and 750,000# hookload ratings (270) that do not already have 7,500 psi mud circulating systems and multiple-well pad drilling systems can be upgraded to include these two capabilities. These five combined rig specifications are in high demand and fit the description of what some industry followers refer to as “super-spec” rigs (“Upgraded”). Additional capabilities, including third mud pumps, 25,000’ setback, increased mud volume, etc., may also be included to meet customer requirements.

AC Fleet Size Creates Opportunity We have greater scale than any competitor with the ability to upgrade and deploy a total of 270 FlexRigs to rig specifications in highest demand without investing in new builds. With 122 FlexRigs remaining that can receive upgrades (42 of which are already contracted), we have very attractive leverage to our bottom line. We can provide these higher specification rigs in a very capital-efficient way and meet demand without the need to over invest (as compared to having to build new rigs). Our Integrated Model, along with our proven ability to deliver the best rigs and the best returns in the sector creates opportunity.

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets with a 750,000 lbs. mast hookload are derived from Rig Data and corporate filings. ** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT). *** Estimated number of all other available AC Drive rigs not including those owned by HP, PTEN, NBR, and PDS. with 1,500hp Drawworks Rating and 750,000 lbs. Mast Hookload

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets with a 750,000 lbs. mast hookload are derived from Rig Data and corporate filings. ** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT). *** Estimated number of all other available AC Drive rigs not including those owned by HP, PTEN, NBR, and PDS. 2014 Peak activity (all U.S. land rigs) with 1,500hp Drawworks Rating and 750,000 lbs. Mast Hookload

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets with a 750,000 lbs. mast hookload are derived from Rig Data and corporate filings. ** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT). *** Estimated number of all other available AC Drive rigs not including those owned by HP, PTEN, NBR, and PDS. August 2017 activity (all U.S. land rigs) 2014 Peak activity (all U.S. land rigs) with 1,500hp Drawworks Rating and 750,000 lbs. Mast Hookload

H&P U.S. Land Fleet – Family of SolutionsTM 1,500 hp AC Drive FlexRigs*, including 186 Upgraded or Upgradeable to Rig Specifications in High Demand** 194 Contracted H&P U.S. Land Rigs ** AC drive FlexRigs with 1,500 hp drawworks and 750,000# hookload ratings (186) that do not already have 7,500 psi mud circulating systems and multiple-well pad drilling systems can be upgraded to include these two capabilities. These five combined rig specifications are in high demand and fit the description of what some industry followers refer to as “super-spec” rigs (“Upgraded”). Additional capabilities, including third mud pumps, 25,000’ setback, increased mud volume, etc., may also be included to meet customer requirements. * Roughly 90% are optimal for multiple-well pad drilling applications.

U.S. Land Market Share Gains Since 2014 Peak Note: The above estimates corresponding to market share are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. * Values for PTEN include active rigs recently acquired from Seventy Seven Energy (SVNT).

H&P’s Experience and Expertise Have the people, systems and the operational support structures to drive high performance and reliability Over 1,900 rig years of AC drive operational experience Our expertise within an integrated business model (designing, building and upgrading the fleet) provides the best value solution for the customer

Benefits of an Integrated Model CONTINUOUS IMPROVEMENT DESIGN (and redesign) FABRICATE (and upgrade) OPERATE (and improve)

FlexRig Family of SolutionsTM - Pad Design The FlexRig3 skid system is designed to meet the requirements for standard pad drilling. Typically customers drill 2-4 wells per pad. The FlexRig5 skid system is a bi-directional design, with the typical pad having 2-4 wells, and in some cases range from 6-8 wells. The “walking” option for the FlexRig3 will enable us to capture additional market share and will enhance our Family of SolutionsTM offering. As a result of customer demand, we continue to upgrade standard FlexRig3s with skid and walking systems.

The H&P Family of SolutionsTM provides options that clearly match pad drilling trends. Source: Coras Research, LLC % of Horizontal Wells Drilled (Permian ONLY) H&P’s Family of SolutionsTM Matches Pad Drilling Trends

The FlexRig3 walking system will allow H&P to provide a new design into the market for a much lower investment than having to build a new rig. We believe this could lead to incremental market share gains with some customers. The upgrade cost for a FlexRig3 with a walking system, including a 7,500 psi mud system, third mud pump, fourth engine, and higher horsepower top drive is approximately $8 million. “Walking” Option in FlexRig Family of SolutionsTM

U.S. Land Market Share Gains Since 2016 Trough (As Every Contractor’s Best Rigs Competed for Work) Note: The above estimates corresponding to market share are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. * Values for PTEN include active rigs recently acquired from Seventy Seven Energy (SVNT).

H&P’s U.S. Land Fleet Activity (1) Includes rigs on standby dayrates. Includes completed new builds pending delivery and not generating revenue days. (2)

Ongoing U.S. Land Market Trends Unconventional plays continue to shape the landscape. Well designs are increasingly complex, including longer laterals and more challenging drilling requirements. Customers continue to focus on safety, efficiency, technology, and reliable drilling performance. AC drive rigs are best suited and continue to be upgraded for more demanding drilling requirements. The replacement cycle is expected to continue.

Leading U.S. Unconventional Driller (194 H&P Contracted Land Rigs as of 9/7/17)

Unconventional Drilling in the Permian Note: The above estimates are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. (As of August 2017) H&P’s Active Rigs in the Permian Basin Total Active Rigs in the Permian Basin

Increasing Focus on More Difficult Drilling

Note: The above estimates corresponding to horizontal and directional rig activity by power type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs. U.S. Land Horizontal and Directional Activity (As of August 2017)

The Replacement Cycle: Customer Adoption Next ~130 E&P Operators (~575 Active Rigs by Power Type) Top 10 E&P Operators (~220 Active Rigs by Power Type) Remaining E&P Operators (~180 Active Rigs by Power Type) Top 10 E&P Operators Next ~130 E&P Operators Remaining E&P Operators They represent the 10 most active E&P operators and employ ~23% of the industry’s active drilling rigs. They represent the next ~130 most active operators and employ ~59% of the industry’s active drilling rigs. They represent all other remaining active operators and employ ~18% of the industry’s active drilling rigs. ~99% of their rigs are drilling horizontal or directional wells. ~95% of their rigs are drilling horizontal or directional wells. ~73% of their rigs are drilling horizontal or directional wells. ~14% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. ~29% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. ~32% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. U.S. Land Market (as of August 2017) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

As of October 2014 (Peak) (~1,930 Active Rigs in U.S. Land By Power Type) The Replacement Cycle Continues As of October 2008 (Peak) (~1,925 Active Rigs in U.S. Land By Power Type) As of August 2017 (~975 Active Rigs in U.S. Land By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

U.S. Land Horizontal and Directional Activity (~895 Rigs as of August 2017) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower.

Performance Is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Uniform Fleet Size & Scale Operational Support Network Processes/Data Maintenance Supply Chain

Center of Excellence – Tulsa, OK Support Structure Data Analysis Best Practices 24/7 Technical and Performance Solutions:

H&P / Motive Strategic Integration Technology Leaders: H&P Provides- Industry Leader for High Performance Rigs Largest and Most Standardized AC rig Fleet/Platform Solutions for Controls & Automation Market Share Leader in US Land Rig Deployment MOTIVE Provides- Leading Directional Decision Automation Platform Advanced Data Analytics and Visualization Tools Proven Remote Directional Drilling Deployment >500Miles of Commercial Automated Directional Drilling Advancing Efficiencies, Quality and Safety Through Automation

MOTIVE Drilling Technologies, Inc. MOTIVE’s proprietary Bit Guidance System is a unique directional drilling technology. Industry leader in the use of cognitive computing to guide the directional drilling process Algorithm-driven system More than 200 horizontal wells to date and over 3 million feet of horizontal hole across all of the major U.S. shale plays and Canada MOTIVE has the ability to provide decision automation. More accurate well placement Smoother, better quality wellbores More efficient drilling (faster and with better accuracy) Consistently lower drilling costs Potential for increased hydrocarbon production MOTIVE will remain available to all E&P operators and directional drilling service providers regardless of which drilling rig contractor is used.

MOTIVE Case Study Directional Drilling Industry Problem: inability to consistently follow a prescribed well path and to hit and stay within the targets identified collectively by the operator’s geologists, geophysicists, and reservoir engineers. Directional Drilling Industry Solution: MOTIVE. It employs accurate and reliable cognitive computing to guide the directional drilling process while considering the economic consequences of all decisions. Case Study Evidence (Eagle Ford): two sets of four wells drilled (one with MOTIVE and one without it), with nearly identical lithologies, well path geometries, drill bits, BHAs, and other associated rig equipment, and at approximately the same time. Results: 30% lower effective directional drilling cost Nearly twice the accuracy Zero non-productive time (NPT) Conclusion: The MOTIVE-guided wells significantly outperformed the non-MOTIVE wells in each of the sections drilled Advancing Efficiencies, Quality and Safety Through Automation

Customer Satisfaction Matters Value creation for the customer is not only driven by having the right rig. It is also driven by service; the ability of an organization to deliver top performance with that rig. Better service drives value, customer satisfaction, market share and pricing. H&P has been rated 1st in total customer satisfaction for nine years in a row by a well respected third party.* When combined with capital discipline, customer satisfaction also drives shareholder value. * Please refer to EnergyPoint Research.

H&P’s Long Term Strategy Innovation Technology Safety, operational excellence and reliability Customer satisfaction Financial strength

Additional References

The remaining SCR rigs in the U.S. Land segment have a 3,000 hp drawworks rating. Estimated H&P Activity as of September 7, 2017 Rigs Working/ Contracted 194 194 0 5 15 214 Rigs Available 350 348 2 8 38 396 % Contracted 55% 56% 0% 63% 39% 54% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total Fleet (1)

Number of Rigs Already Under Long-Term Contracts* (Estimated Quarterly Average, Including Announced New Builds - as of 9/7/17) H&P Global Fleet Under Term Contract Segment Q4 Q1 Q2 Q3 Q4 Q1 Q2 FY17 FY18 FY18 FY18 FY18 FY19 FY19 U.S. Land 97.8 90.6 60.8 48.3 37.6 31.2 24.4 International Land 10.0 10.0 10.0 10.0 10.0 10.0 10.0 Offshore 2.0 2.0 2.0 1.9 0.3 0.0 0.0 Total 109.8 102.6 72.8 60.2 47.9 41.2 34.4 * The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 9/7/17. Given notifications as of 9/7/17, the Company expects to generate approximately $5 million in the fourth fiscal quarter of 2017 and approximately $15 million thereafter from early terminations corresponding to long-term contracts. All of the above rig contracts include provisions for early termination fees.

U.S. Land Average Rig Expense per Day * Excludes extraordinary items mentioned in a particular quarter’s press release (e.g. lawsuit settlement charges). ** Estimated average rig expense per day for operating rigs only excludes estimated expenses associated with transitory and idle rig costs (e.g. rig idling expenses, ongoing idle rig costs like property taxes and insurance, the start-up expenses related to the reactivation of idle rigs, and the estimated effect of idle rigs on standby).

Contracted Idle Total Long-term Contracts Argentina 12 7 19 10 Bahrain 1 2 3 Colombia 2 6 8 Ecuador 6 6 U.A.E. 2 2 Total 15 23 38 10 H&P’s International Land Operations Rigs on term contract that have greater than or equal to 180 days remaining. 10 of 25 FlexRigs, included in the international fleet of 38 rigs, are under long-term contracts. (2) Rig Fleet Status (as of September 7, 2017) (1)

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data. The category “Large Operators” includes majors and large independent E&P operators.

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency AC technology providing precise control and increased capability Computerized electronic driller more precisely controls down-hole parameters FlexRig designs are suited for both efficient well to well moves and multiple-well pad applications Accelerated well programs and NPV gains A safer and more environmentally friendly workplace Fleet size and uniformity Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Theoretical 20% Efficiency 40% Efficiency Base Case Improvement Improvement 1. Drilling days average 13.5 10.8 8.1 Other days average 5.0 4.0 3.0 Moving days average (several multi-well pads) 1.5 1.2 0.9 Total rig days per well 20.0 16.0 12.0 Efficiency (Reduced Well Cycle Time) - 20% 40% 2. Drilling contractor dayrate $15,000 $20,000 $25,000 Operator’s other intangible (services) $35,000 $35,000 $35,000 cost per day estimate Total daily cost estimate $50,000 $55,000 $60,000 Total cost per well (daily services) $1,000,000 $880,000 $720,000 3. Total well savings for customer – per well $120,000 $280,000 (12% Savings) (28% Savings) per year $2.74 MM $8.52 MM 4. Incremental number of wells per rig per year 4.6 wells 12.2 wells The Value Proposition: The Power of Efficiency

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR, PDS, and UNT. H&P’s Margin Premium (1) (2)

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. ** Values for PTEN include AC drive rigs recently acquired from Seventy Seven Energy (SVNT). *** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

H&P’s Lead in U.S. Land AC Drive Rigs with 1,500hp Drawworks Rating * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. ** Values for PTEN include AC drive rigs recently acquired from Seventy Seven Energy (SVNT). *** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

H&P Very Well Positioned to Gain Share Note: The above estimates are derived from multiple sources including Rig Data and corporate filings. * Includes ~90 FlexRigs that have been or can be upgraded to what some industry followers refer to as “super-spec” rigs. ** Values for PTEN include AC drive rigs recently acquired from Seventy Seven Energy (SVNT). *** Estimated number of idle 1,500 hp AC Drive Land rigs not including those owned by HP, NBR, PTEN, PDS, and UNT. Idle 1,500 hp AC Drive Land Rigs (as of August 2017)

Drilling Activity in the U.S.

Ten-Year Relative Shareholder Return Source: Nasdaq IR Insight (FactSet) as of August 30, 2017.

Land Drilling Market Valuations Source: Nasdaq IR Insight (FactSet) as of August 30, 2017.

Oil vs. Natural Gas Directed Rig Count

Oil and Natural Gas Prices Source: Energy Information Administration and Nasdaq IR Insight (FactSet). Oil Prices Natural Gas Prices